SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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The following press release may be provided to shareholders of Argo Group International Holdings, Ltd.

ARGO GROUP AFFIRMS BOARD APPOINTMENTS

HAMILTON, Bermuda – March 27, 2019 – The Argo Group International Holdings, Ltd. (NYSE: ARGO), an international underwriter of specialty insurance and reinsurance, today issued the following statement:

“It is disappointing that Voce Capital continues to engage in a campaign of misinformation to support its activist campaign to remove members of Argo’s well-qualified and experienced Board. As publicly announced on February 20, 2019, the Board properly appointed Messrs. Latham and Liss to fill two vacancies, bringing the number of directors up to 13 as authorized by Argo Group’s bye-laws and Bermuda law. Voce’s assertions challenging these appointments are simply incorrect. It is telling that Voce waited five weeks to raise its latest attempt to distract Argo’s shareholders. Our Board remains focused on continuing Argo’s strong performance and looks forward to continuing to engage with all shareholders in the coming weeks.”

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NYSE: ARGO) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo Group’s insurance subsidiaries are A. M. Best-rated ‘A’ (Excellent) (third highest rating out of 16 rating classifications) with a stable outlook, and Argo Group’s U.S. insurance subsidiaries are Standard and Poor’s-rated ‘A-’ (Strong) with a positive outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

ADDITIONAL INFORMATION

Argo Group International Holdings, Ltd. (“Argo Group”) has filed a preliminary proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2019 Annual General Meeting of Shareholders (the “2019 Annual General Meeting”). ARGO GROUP SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Argo Group with the SEC without charge from the SEC’s website at www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Argo Group, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Argo Group’s shareholders in connection with the matters to be considered at the 2019 Annual General Meeting. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Argo Group International Holdings, Ltd.

Media:

David Snowden, 210-321-2104

Senior Vice President, Group Communications

david.snowden@argogroupus.com

or

Investors:

Susan Spivak Bernstein, 212-607-8835

Senior Vice President, Investor Relations

susan.spivak@argolimited.com